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                                                                     EXHIBIT 99



                                  PRESS RELEASE

      SERVICE MERCHANDISE COMPLETES SUCCESSFUL 1999 HOLIDAY SELLING SEASON;
                ANNOUNCES PRELIMINARY 1999 BUSINESS PLAN RESULTS;
          SURPASSES 9-MONTH TARGETED CONTINUING EBITDAR OF $35 MILLION

    COMPANY SEEKS FURTHER EXTENSION OF EXCLUSIVE PLAN PERIOD CONSISTENT WITH
            STRATEGIC REORGANIZATION TIMELINE FOR 2000 HOLIDAY SEASON

         NASHVILLE, TENNESSEE - JANUARY 6, 2000 - Service Merchandise Company, Inc. (OTCBB:SVCDQ) announced today that it has successfully completed its 1999 holiday season and, subject to physical inventory results and other normal year-end adjustments, should substantially exceed the benchmark targets established in its 1999 Business Plan. Having surpassed the commitments forecasted to its creditors during 1999 and consistent with its strategic reorganization timeline developed and announced in the first quarter of 1999, Service Merchandise said it is seeking a further extension of the period in which the Company has the exclusive right to file or advance a plan of reorganization in its Chapter 11 case through the 2000 holiday season.

         In a motion filed with the United States Bankruptcy Court in Nashville on Wednesday and presently set for hearing on January 25, 2000, the Company seeks an extension of the plan proposal period through and including April 30, 2001 and an extension of the Company's exclusive right to solicit acceptances of its plan through and including June 30, 2001. The Company has proposed that its Official Committee of Unsecured Creditors have an opportunity


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to request that the Court reevaluate the proposed extension in May 2000 following the formal presentation of Service Merchandise's Year 2000 Business Plan in March 2000.

         "The extension will provide Service Merchandise the opportunity to complete, present and implement its 2000 Business Plan, assess the results of the Plan and formulate, propose, solicit acceptances of and confirm a reorganization plan prior to the original termination date of its $750 million debtor-in-possession (DIP) financing agreement in June 2001," said Chief Executive Officer Sam Cusano.

         "From the outset of our reorganization cases, the Company's goal has been to first stabilize Service Merchandise's business operations - including marketing, merchandising, store operations, E-commerce and other distribution channels - in 1999 and then formulate a 2000 Business Plan which, if successful, should be the basis for the Company's successful emergence from Chapter 11 in 2001. Stabilization of the business is only the first step of a reorganization, however, we recognize that many challenges lie ahead before Service Merchandise can return to long-term growth and profitability," Mr. Cusano said.

         "While final year-end results will not be reported until the year-end closing process is completed at the end of this month, we are pleased to report that the Company has met each of its primary 1999 goals and substantially exceeded target EBITDAR (earnings before interest, taxes, depreciation, amortization and restructuring charges) for continuing store operations during the nine months ended December 31, 1999 of approximately $35 million." He noted that the targeted EBITDAR represents an approximate $7 million improvement in performance over the same 1998 nine-month period on a comparable store basis.

         Based on preliminary financial information, the Company's December 1999 sales exceeded $500 million while gross margin exceeded the Plan by more than $5 million. More


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than 7 million customer transactions took place at Service Merchandise during the December holiday period.

         Mr. Cusano noted that liquidity remained strong in 1999, with more than $150 million of excess availability maintained under the Company's DIP financing agreement throughout the course of the reorganization cases to date, and that the Company expected to have more than $250 million of excess availability in January 2000. Actual vendor support (e.g. accounts payable) exceeded the Plan by $34 million or 43 percent during peak inventory requirements in late October and early November. Out-of-stock inventory occurrences (including in-transit shipments) were reduced from 14 percent at the commencement of the Chapter 11 cases to 2 percent entering into the Christmas selling season.

         "The holiday selling season was the critical test for Service Merchandise, and the Company's efforts at the store and corporate levels combined with the support of our lender, vendors and customers have resulted in strong December sales performance," said President and Chief Operating Officer Charles Septer.

         "During the past year, the Company has improved vendor and customer relations, refocused its merchandising mix, re-established its private label credit card program, and completed successful store rationalization, asset disposition and cost reduction programs. Combined with other significant achievements during 1999, we believe Service Merchandise is well-positioned to formulate the 2000 Business Plan and implement a successful reorganization strategy consistent with our original timetable," Mr. Cusano said.

         Service Merchandise and its subsidiaries filed voluntary petitions for reorganization under Chapter 11 in the U.S. Bankruptcy Court for the Middle District of Tennessee in Nashville on March 27, 1999. The Company presented its 1999 Plan to its principal lenders, vendors and other creditors in Nashville on July 14, 1999. The 2000 Plan is presently scheduled for similar presentation on March 21, 2000 in Nashville.


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         Service Merchandise is a specialty retailer focusing on fine jewelry, home and gift products.

         This press release includes certain forward-looking statements (statements other than with respect to historical fact) based upon management's beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on a variety of assumptions that may not be realized and are subject to significant business, economic, judicial and competitive uncertainties and potential contingencies, including those set forth below, many of which are beyond the Company's control. Actual results may differ materially from those anticipated in any such forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements.

         The forward-looking statements and the Company's liquidity, capital resources and results of operations are subject to a number of risks and uncertainties including, but not limited to, the following: approval of plans and activities by the Bankruptcy Court, including the proposed extension of the exclusivity period; the ability of the Company to continue as a going concern; completion of the Company's physical inventory count and year-end adjustments which may result in adjustment to preliminary results; the ability of the Company to operate pursuant to the terms of the DIP Facility; risks associated with third parties seeking and obtaining Court action to terminate or shorten the exclusivity period; the ability of the Company to operate successfully under a Chapter 11 proceeding, achieve planned sales and margin, and create and have approved a reorganization plan in the Chapter 11 Cases; potential adverse developments with respect to the Company's liquidity or results of operations; the ability of the Company to obtain shipments, negotiate and maintain terms with vendors and service providers for current orders; the ability to develop, fund and execute a Year 2000 Business Plan; the ability of the Company to attract, retain and compensate key executives and associates; competitive pressures from other retailers, including specialty retailers and discount stores, which may affect the nature and viability of the Company's business strategy; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; the seasonal nature of the Company's business and the ability of the Company to predict consumer demand as a whole, as well as demand for specific goods; the ability of the Company to attract and retain customers; costs associated with the shipping, handling and control of inventory and the Company's ability to optimize its supply chain; potential adverse publicity; real estate occupancy and development costs, including the substantial fixed investment costs associated with opening, maintaining or closing a Company store; uncertainties with respect to continued public trading in the Company's securities; and the ability to effect conversions to new technological systems.


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